UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 27, 2012

Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51211	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8484 Westpark Drive
Suite 720
McLean, VA 22102
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 27, 2012, the Board of Directors (the “Board”) of Global Telecom & Technology, Inc. (the “Company”) has appointed Michael R. Bauer to serve as the Company’s Chief Financial Officer.

Mr. Bauer, age 39, has served as the Company’s Principal Accounting Officer and Treasurer since December 28, 2011.  From January 2008 to December 28, 2011, Mr. Bauer served the Company in various roles including most recently as the Company’s Vice President, Finance and Controller.  In that role, Mr. Bauer oversaw GTT’s financial planning and analysis, accounting, and reporting.  From February 2003 to January 2008, Mr. Bauer served in various roles including Senior Director, Finance and Investor Relations at MeriStar Hospitality Corporation, a real estate investment trust that was acquired by The Blackstone Group, and, after such acquisition, Alcor Holdings LLC, the holding company for MeriStar controlled by The Blackstone Group.  The Board concluded that Mr. Bauer’s extensive experience prior to joining the Company, as well as with the Company’s day-to-day operations and financial management, provides a comprehensive skill set necessary to serve as the Company’s Chief Financial Officer.

In connection with the appointment, on June 27, 2012 the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Bauer.  Pursuant to the terms of the Employment Agreement, Mr. Bauer will receive a salary of $200,000 per year.  In addition, the Employment Agreement provides that Mr. Bauer will be eligible to earn an annual bonus of up to $70,000, payable in cash, during his employment with the Company, with the amount of such bonus in each year determined by the Board based upon an evaluation of the performance of Mr. Bauer and of the Company.  The potential bonus amount is subject to adjustment by the Board with respect to future periods, but generally would be intended to reflect a comparable ratio of bonus eligibility to salary.  In connection with the Employment Agreement, Mr. Bauer has been granted 30,000 restricted shares of the Company’s common stock and options to purchase 16,000 shares of the Company’s common stock at an exercise price of $2.12 per share, each pursuant to the Company’s Employee, Director and Consultant Stock Plan.  One-quarter of the shares of restricted stock and one-quarter of the options will vest on each anniversary of the effective date of the grant.  In the event Mr. Bauer’s employment with the Company is terminated by the Company without “cause” (as defined in the Employment Agreement), he will vest in a portion of the shares of restricted stock and options referred to above that would vest on the next scheduled vesting date, based upon the ratio that the number of full months that he is employed by the Company after the preceding scheduled vesting date bears to twelve.  In addition, Mr. Bauer’s equity grants will accelerate in full upon the consummation of a “Change of Control” of the Company (as defined in the Employment Agreement, but subject to certain limitations and exceptions generally inclusive of any transaction involving  (1) a sale of all or substantially all of the assets or business of the Company to a third party or (2) upon a business combination which results in the stockholders of the Company immediately prior to the consummation of such transaction owning less than a majority of the voting securities of the surviving entity after such business combination).  In the event the Company undergoes a Corporate Transaction (as defined in the Company’s Employee, Director and Consultant Stock Plan) that does constitute a Change in Control, and in connection with such Corporate Transaction Mr. Bauer’s employment with the Company is terminated by the Company without “cause”, he will vest in an additional amount of such equity awards as if the next scheduled vesting date occurred as of the effective date of such termination.

The Employment Agreement provides that Mr. Bauer during the period of his employment and continuing for a period of one year following the termination of his employment he will not: (1) compete with the Company or its subsidiaries or affiliates, (2) solicit business from any of the customers of the Company or its subsidiaries or affiliates with respect to products or services that are the same as or similar to the products or services or proposed products or services of the Company or its subsidiaries or affiliates or (3) solicit any employee, consultant or contractor to terminate his, her or its employment with or services to the Company or its subsidiaries or affiliates.  In addition, pursuant to the terms of the Employment Agreement, Mr. Bauer has entered into an assignment of inventions and confidentiality agreement, pursuant to which he has agreed to maintain in confidence all of the proprietary information of the Company and its subsidiaries and affiliates, and to assign to the Company any inventions conceived by him in the course of his employment.

The Employment Agreement will remain in effect until it is terminated under any of the following circumstances: (1) upon Mr. Bauer’s death, (2) upon the disability of Mr. Bauer that prevents him from performing his duties to the Company for a period of more than 180 days in the aggregate in any 12-month period, (3) upon written notice from the Company, terminating his employment for “cause” (as defined in the Employment Agreement), (4) upon written notice from the Company terminating his employment without “cause,” (5) upon written notice from Mr. Bauer, terminating his employment for “good reason,” (as defined in the Employment Agreement), or (6) upon not less than 30 days written notice from Mr. Bauer, terminating his employment without “cause.”

In the event of Mr. Bauer’s disability, he would be entitled to a continuation of health benefits for twelve months following the termination of his employment.  In the event that his employment is terminated by the Company without “cause,” or by Mr. Bauer for “good reason,” he would be entitled to receive his base salary and health benefits for twelve months following the termination of his employment.

The Employment Agreement also provides for indemnification of Mr. Bauer and it includes provisions intended to address the potential impact of Section 409A of the Code.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit

Number     Description

10.1    Employment Agreement for Michael R. Bauer, dated June 27, 2012.

99.1            Press Release by Global Telecom & Technology, Inc., dated June 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL TELECOM & TECHNOLOGY, INC.

By	/s/ Chris McKee
Chris McKee
Secretary and General Counsel

Date: June 29, 2012